EXHIBIT 99.2

EVALUATION OF
RESOURCE POTENTIAL

EAST WADI ARABA CONCESSION
Offshore Gulf of Suez, Egypt

Owned by

Mogul Energy International, Inc.

December 1, 2005

January 10, 2006

Mogul Energy International, Inc.
Suite 2210-520 Pike Street
Seattle, Washington, USA

Attention: Mr. Naeem Tyab

Dear Sir:

Re: Resource Assessment - East Wadi Araba (EWA) Concession

In accordance with your authorization, we have performed an evaluation of the resource potential of an exploration block owned by Mogul Energy International, Inc. (the "Company"), the East Wadi Araba Concession in the Gulf of Suez, Egypt, in order to determine the feasibility the Company participating in this prospect under the terms proposed. This evaluation has been conducted in accordance with NI 51-101, Sec 5.9 & 5.10, pertaining to prospects and resources. All references to monetary value in this report are expressed in terms of US dollars.

Our analysis has included a review of the available technical data including general geological and geophysical information presented by the Company, the terms of the Concession Agreement for Petroleum Exploration and Exploitation, information from relevant nearby wells and the proposed program for these prospects. We have reviewed the material presented by the Company with respect to the estimated resources and productivity that would be expected of a successful well, the anticipated capital costs (including drilling, completion and equipment), the average operating costs in the area and expected product prices. We have also considered the availability of oil markets, and transportation facilities within economic reach of the area.

In forming our opinion of this prospect we have relied to some extent on the information presented by the Company and its professional consultants which, together with our independent research and judgment, was sufficient for us to confidently establish the nature of a typical prospect on their concession and risks involved.

Economic analyses have been performed for the Company's interest position under the proposed terms, both before risk and after risk. This analysis has been utilized solely for formulating and supporting our recommendation on the project and is not meant to infer the "fair market value" of the project. Based on our review, after consideration of risk, we have concluded that the potential of the concession is of sufficient merit to justify the work program being proposed, and we therefore recommend and support the Company's participation in the project.

All data gathered and calculations created in support of this report are stored permanently in our files and can be made available or presented on request. We reserve the right to make revisions to this report in light of additional information made available or which becomes known subsequent to the preparation of this report. Due to the risks involved in exploring for oil and gas reserves, our assessment of the project cannot be considered a guarantee that any wells drilled will be successful.

It has been a pleasure to perform this evaluation and the opportunity to have been of service is appreciated.

Yours very truly,

Chapman Petroleum Engineering Ltd.

[ORIGINAL SIGNED BY:]

C. W. Chapman, P. Eng.,
President

[ORIGINAL SIGNED BY:]

Charles G.K. Moore, P.Eng.,
Associate

cwc/bd/3989
attachments

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, hereby certify:

1.
THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy, and I reside at 230 Mt. Cascade Place, S.E., Calgary, Alberta.

2.	THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3.
THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4.	THAT I have in excess of 25 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5.
THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Mogul Energy International, Inc., dated January 10, 2006 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Mogul Energy International, Inc., its participants or any affiliate thereof.

7.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8.	A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[ORIGINAL SIGNED BY:]

C. W. Chapman, P.Eng.
President

CERTIFICATE OF QUALIFICATION

I, CHARLES G.K. MOORE, P. Eng., Professional Engineer of the City of Calgary, Alberta, hereby certify:

1.	THAT I am a registered Professional Engineer in the Province of Alberta and I reside at 274 Carragana Crescent N.W., Calgary, Alberta.

2.	THAT I graduated from the Technical University of Nova Scotia with a Bachelor of Engineering degree in Mining Engineering in 1972.

3.
THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4.	THAT I have in excess of 10 years of experience in the conduct of evaluation and engineering studies relating to oil and gas fields in Canada and internationally.

5.
THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Mogul Energy International, Inc., dated January 10, 2006 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Mogul Energy International, Inc., its participants or any affiliate thereof.

7.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8.	A personal field examination of these properties was considered to be unnecessary because the data available from the Company’s records and public sources was satisfactory for our purposes.

[ORIGINAL SIGNED BY:]

Charles G.K. Moore, P.Eng.

CERTIFICATE OF QUALIFICATION

I, HESHAM M. MOUBARAK, B.Sc. in Geophysics, Alfateh University, Tripoli, Libya, and Marketing and Management Certificate, Befak, GmbH, Berlin, Germany certify:

1.	THAT I am a Geophysicist and I reside at Apt. #209, 605-13 Avenue S.W., Calgary, Alberta.

2.	THAT I am a Master student at the University of Calgary.

3.	THAT I am a researcher associate at the Consortium for Research in Elastic Wave Exploration Seismology (CREWES).

4.	THAT I am a member of the Canadian Society of Exploration Geophysicists (CSEG), and Canadian Well Logging Society (CWLS), Calgary, Alberta.

5.	THAT I graduated from Alfateh University, Tripoli, Libya with a Bachelor of Geophysics degree in 1994 and graduated from Befak GmbH, Berlin, Germany with a Marketing and Management degree in 2003.

6.	THAT I worked for Schlumberger-GeoQuest as a well log analyst and worked for Assada Sports and Albatrik Supermarket as a Marketing Assistant.

7.	THAT I have in excess of 10 years of experience in Marketing & Management, and seismic & Petrophysical interpretation.

8.
THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Mogul Energy International, Inc., dated January 5, 2006 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

9.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Mogul Energy International, Inc., its participants or any affiliate thereof.

10.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

11.	A personal field examination of these properties was considered to be unnecessary because the data available from the company’s records and public sources was satisfactory for our purposes.

[ORIGINAL SIGNED BY:]

HESHAM M. MOUBARAK, B.Sc. (Geophysics)

EVALUATION OF

RESOURCE POTENTIAL

EAST WADI ARABA CONCESSION

Offshore Gulf of Suez, Egypt

Owned by

Mogul Energy International, Inc.

December 1, 2005

TABLE OF CONTENTS

Scope of Report

Authorization
Purpose

Executive Summary

Discussion

Ownership
Exploration History
Geology
Resource Potential
Productivity Estimates
Product Prices
Operating Environment
Capital Expenditures
Operating Costs
Economics and Risk

Attachments

Figure 1:	Orientation Map

Figure 2:	Stratigraphic Chart

Table 1:	Economic Model - Best Estimate

Table 2:	Economic Model - Low Estimate

Table 3:	Economic Model - High Estimate

Figure 3:	Risk Analysis
a)	Best Estimate
b)	Low Estimate
c)	High Estimate

SCOPE OF REPORT

Authorization

This report has been authorized by Mr. Naeem Tyab, on behalf of Mogul Energy International, Inc.
The review and analysis of this prospect has been conducted during December 2005 and January 2006.

Purpose

The purpose of this report was to perform an independent technical and economic assessment of the exploration lands owned by the Company in the Gulf of Suez in Egypt, to establish the feasibility of developing this prospect.

This report may be submitted to the appropriate securities regulatory bodies in support of the Company’s planned transaction.

EAST WADI ARABA (EWA) CONCESSION
OFFSHORE GULF OF SUEZ
EXECUTIVE SUMMARY

This executive summary contains the information required to be disclosed under NI 51-101 Sec 5.9. More details regarding the Company’s prospect(s) are presented in the Report Discussion which follows:

a)	The Company’s exploration lands are located in East Wadi Araba (EWA), offshore Gulf of Suez, Egypt in the Gulf of Suez Basin.

b)
The company’s EWA concession (after the first 25 percent relinquishment) is comprised of 294.5 square kilometers (about 72,772 acres) gross and 58.9 square kilometers (14,554 acres) net to the Company’s 20% interest.

c)
The block was awarded as part of the Concession Agreement between the Egyptian General Petroleum Corporation (EGPC) and Dover Investments Ltd. on July 18, 2002. The three part exploration period continues for a total of seven years until July 18, 2009, during which the exploration program will be conducted, for which there is a six well and 12 million dollar work obligation.

d)
The prospective reservoirs in the concession cover shallow-marine, deltaic and turbidite sand and carbonate reservoirs of Miocene age as well as Eocene Carbonates and Cretaceous Sands. An additional target zone is the Nubian sandstone reservoir.

e)	The block surrounds the Warda oil field that produced over 50 million barrels since 1993.

f)
The expected product from the prospective reservoirs is oil with a gravity of 22 to 25[o] API. Under COGEH this is considered to be heavy oil however, in the Gulf of Suez this is thought of as conventional medium gravity crude.

g)	The expected pool sizes range from 106,672 MSTB to 213,328 MSTB of recoverable oil.

h)	The depth of the expected production is 5000 feet or less.

i)	The estimated cost to drill and complete a well is up to US $2,500,000.

j)	The Company is planning to drill two more wells before end of 2007.

k)
The price anticipated to be received on production from the block is $52.00 US/STB, which is the “Suez Blend” price at November 30, 2005 (Brent less $3.00). This value has been held constant in all years.

l)	Marketing and transportation should not be a problem since the property is located on a navigatable waterway allowing for easy access to tankers, and there are other productive oil fields nearby.

m)	Trans Pacific Petroleum Corp. is the operator of the project. The management has close to 40 years of experience operating in this basin.

n)	We estimate the probability of success (POS) of this project to be in the range of 19 to 41 percent, depending on the case as presented in the report.

o)	The economic and risk analysis, justifying the participation in this project is presented in the Discussion of the report and a summary of the after risk values follows:

	Best Estimate MM$	Low Estimate MM$	High Estimate MM$
Undiscounted	118	109	97
Discounted @ 5%/year	74	71	62
Discounted @ 10%/year	51	50	42
Discounted @ 15%/year	37	36	30
Discounted @ 20%/year	28	28	23

EAST WADI ARABA CONCESSION
OFFSHORE GULF OF SUEZ, EGYPT
DISCUSSION

Ownership

The Company owns a 20 percent working interest in approximately 72,772 acres of land in this area, as shown on the map, Figure 1.

Ownership on this block is governed by a Concession Agreement for Petroleum Exploration and Exploitation between the Arab Republic of Egypt (the Government), the Egyptian General Petroleum Corporation (EGPC), and Dover Investments Limited (the Contractor). The Exploration Period consists of three phases, the initial phase being three years, and the next two phases for two years each. The concession is now in the second phase. In the event of one or more commercial discoveries, the Company would establish a development plan and apply for a lease. The original term of a lease would be for 20 years with options to extend a further 5 to 10 years.

After each of the first two exploration phases 25 percent of the original license area must be relinquished. After the expiry of the third phase the Company will retain only the Development Areas and Discovery Areas.

Exploration History

The first two exploratory wells drilled on the block during the past three years were designed to test two different structures that are associated with two different depositional centres that have proved to be the source of huge quantities of oil that were generated and migrated to form several major oil pools in the area.

The EWA-1X Well was drilled close to the Warda oil field to target a structure that may contain the same type of reservoirs. The well was drilled down to the Nubia and reached a total depth of approximately 5,000 feet. The well logged 57 feet of heavy oil. The well was abandoned as non commercial but it did prove that oil had migrated across a fault into the EWA area.

The EWA-2 Well was drilled to test the potential oil accumulation of a large structure along a trend of producing oil fields towards the east, south and southeast. The oil had undoubtedly migrated through the area to reach the shore and be trapped in the Issaran oil field that is operated by Rally Energy of Calgary and contains over 700 million barrels of 11 to 19 API heavy oil in place.

Issaran oil is heavy due to the reservoir’s exposure to the bio-degradation process that has resulted in the loss of crude’s light components. The top reservoir depth is only 750 feet and its deepest oil-water contact is at 2,500 feet.

The EWA-2X was also drilled down to approximately 5000 feet and reached the Cretaceous sands. The logs indicated the presence of a 172 foot oil column in a highly fractured Belayim dolomite and a 360 foot oil column in the highly fractured Eocene dolomites.

The two intervals were drill stem tested; however, due to technical difficulties in running and completing the two tests and to avoid major potential cost overruns, the well was completed as an oil well, subject to further evaluation at a later date.

The EWA-3 well was drilled as a twin well to EWA-2 to reach the deeper targets of the Matulla and Nubia. The well reached a total depth of around 7,000 feet and offset the vertical hole by 800 meters towards the southeast at total depth. However, the Matulla and Nubia sands came in much lower than anticipated and crossed to the downthrown side of an older fault.

Geology

The block is located in the Gulf of Suez Basin. It comprises an area of about 294.5 sq. km (72,772 acres). Geologically, it is an extension of the Red Sea and the East African Rift Valley. The Gulf of Suez is the most prolific oil province in the world. The early deposits in the region were predominantly continental Paleozoic sands and shales that are collectively called the Nubia Group of sediments.

During the Cretaceous there was a major transgression of the sea that had resulted in the deposition of a sequence of open to restricted marine carbonates and shale deposits, that presented a major source for generating large quantities of oil in the basin.

The Cretaceous strata were later elevated and exposed to severe erosion that continued until the early Miocene and had resulted in the development of a major unconformity between the Cretaceous and the Tertiary rock sequence.

During the Miocene times, the entire region suffered a very major tectonic event that had resulted in the rifting of the area and the fast accumulation of thick deep to shallow marine sequence of sediments.

The active subsidence of the Miocene depositional basin had resulted in the deposition of, sometimes very thick deposits of Halites and Anhydites, representing a major cap rock for the Miocene reservoirs and had resulted in the higher than normal Gulf of Suez, Gulf of Aqaba and Red Sea geothermal gradient.

The abnormally high temperatures of the basin were a very major factor in cooking and maturing the very rich Miocene and older Cretaceous source rocks in the area and the generation of huge amounts of proto-oils that migrated through the basin to be matured and trapped in a relatively short geologic time.

The rift Basin is tectonically very complicated and those active tectonic movements had resulted in the development of huge and complicated faulting system, structural and also stratigraphic traps that were able to accumulate huge volumes of oil.

The recovery factor of the reservoir oil is one of the highest in the world and might reach 45-50% on primary recovery, as a result of three main factors namely, very active water drive, good quality reservoirs and higher than normal reservoir pressures and temperatures.

Resource Potential

There have been 14 major drillable prospects identified by the Company on EWA based on the seismic program which was made available to them with the evaluation package. The Company indicates that the reservoirs have structural closure. The oil rich Gulf of Suez, has a success ratio of 30% in the surrounding 700 square kilometers. Statistically, these 14 drillable prospects therefore have the potential for 4 to 5 commercial oil discoveries that may produce in the range of 700 million barrels of oil.

We have developed a resource model (best, low and high estimate) for one typical pool based on a scenario planned by the Company. This involves the drilling of sixteen producing wells in the pool. Specific prospect information was not reviewed in detail.

For the best estimate case, each well would have an ultimate recovery of 10 million STB or 160 million STB for the pool. The low and high estimated ultimate recoveries are one third lower and one third higher respectively.

Productivity Estimates

It has been estimated that the initial rate per well in the best estimate will be 3,000 STB/d. it has been estimated that the initial rate will be 2,000 STB/d per well in the low case and 4,000 STB/d per well in the high case. In all cases, wells begin an immediate decline to an eventual economic limit.

The forecast for the oil field has been based on performance of oil fields in Egypt in this area. The forecasts are presented in the economic analysis contained in the attachments.

Product Prices

A constant oil price of $52.00/STB has been utilized for this analysis, based on a $3.00 discount from the Brent posted price (November 30, 2005), which is reported to be the price in the area.

Operating Environment

This block is in the near vicinity of active oil operations to the south in the Gulf of Suez. The block is offshore but in shallow water near the shore, allowing facilities to be on land. Service and support facilities are readily available in the area.

Capital Expenditures

Total gross capital expenditures of $39,000,000 ($7,800,000 net to the Company) have been estimated. This consists of drilling one exploratory dry hole for $2,500,000, sixteen producing wells for $32,000,000 and constructing central facilities for $4,500,000, the capital has been assumed to be the same for the best, low and high resource cases.

Operating Costs

Fixed operating costs have been estimated to be $10,000 per well month plus variable costs of $1.00/STB for oil processing based on previous experience.

Economics and Risk

The before risk economic analyses for each case are presented in Tables 1, 2 and 3, representing the best, low and high estimates respectively, which are spread sheets incorporating all the economic criteria of the Concession Agreement. All taxes including income tax attributed to the Company, are paid by EGPC from their share of revenue and do not need to be considered in the cash flow of the Company. This analysis represents the results of an assumed successful exploration and development model for one typical pool discovery having parameters which are considered to be reasonable based on the information available. This is the 100% probability of success (POS) case.

A risk analysis has been performed to determine the feasibility of the Company participating in this project and to determine the after risk value, utilizing the “Expected Value” technique, a presentation of which is shown on Figure 3a, 3b and 3c.

The net capital exposure (POS - 0%) of this project is $2.0 million, representing the Company’s share of the Cost of four dry holes which may be required to define the potential of the concession.

The results of these risk analyses indicate that in order to achieve a 15 percent rate of return, a POS of 1.5, 2.1 and 1.2 percent would be required for the best, low and high cases, respectively. On the basis that we have estimated a probability of success of 30, 41 and 19 percent for the best, low and high cases, respectively, the Company’s development of this concession is considered feasible.

In establishing our probability of success, consideration has been given to both geological and engineering factors. The geological factors include the four main components of a petroleum system needed for commercial production, source rocks available to generate hydrocarbons, reservoir rocks to accumulate hydrocarbons, a stratigraphic or structural trapping mechanism with a seal to hold hydrocarbons and a mechanism and proper geological timing allowing for hydrocarbons to migrate into the trap.

The engineering risk, which has been applied, reflects the possibility of our economic model being inaccurate with regards to total reserves, initial production rates and forecasts, capital and operating expenses, development timing and product prices.

This is a prospect with little risk of source rock maturity, hydrocarbon migration, or timing as there are producing oil fields in the area. The main risks in this concession are the possibility of encountering a formation with poor reservoir quality, with heavy oil (13o API gravity or less) which is not producible at commercial rates or with a trap that is not sealed.

SINAI
GULF OF SUEZ
EASTERN DESERT
WARDA FIELD (ZAAFARANA)
GS114-1A
GINA-1
GINA-2
OCTOBER FIELD
AMOCO
AMER NORTH
OFFSHORE
GEMPETCO
ASSRAN
GPC
RAHMI-2
TES-1
RAS AMER
GPC
RAS BAKR
GPC
LEGEND
WELL
Dry Hole
Oil Shows
Oil
OIL FIELD
PROSPECT / LEAD
CONCESSION
0
10
Kilometers

Egypt

MOGUL ENERGY INTERNATIONAL INC.

EAST WADI ARABA CONCESSION

OFFSHORE GULF OF SUEZ, EGYPT

CONCESSION MAP

DEC. 2005 JOB No. 3989 FIGURE No. 1

ERA
PERIOD
EPOCH
TECTONIC SEQUENCE
RESERV.
ROCK UNITS FM.
LITH.
DEPOSITIONAL ENVIRONMENT
WELL NAME
THICK. (FT.)
RECENT - PLIOCENE
ZAAFARANA ANHYDRITE
WARDAN CLASTICS
LAGOONAL CONTINENTAL
SABIL & GS146-1
3400'
570'
CENOZOIC
MIOCENE
LATE
MIDDLE
EARLY
SYN - RIFT
NULLIPORE
RAS MALAAB (EVAPORITES)
ZEIT
SOUTH GHARIB
LAGOONAL-SHALLOW MARINE
RAHMI-1 & GS146-1
2235'
GS206,1
1521'
BELAYIM
H.F
FEIRAN
SIDRI
BABA
SHALLOW MARINE BIOCLASTICS REEFOID BUILD UP- LAGOONAL
RAS FANAR FIELD
1000'
GHARANDAL
SHAGAR
MARKHA
SHALLOW OPEN MARINE
SHALLOW MARINE LAGOON
700'
900' 1700'
U.RUDEIS
L.RUDEIS
OPEN MARINE
1600'
NUKHUL
SHALLOW MARINE
OLIGOCENE
EOCENE
L.
M.
E.
PALEOCENE
ABU ZENIEMA
TANKA
MOKATTAM
THEBES
ESNA
OPEN MARINE
RAS BUDRAN FEID
1200'
145'
MESOZOIC
CRETACEOUS
SENONIAN
U.
L.
TUR.
CEN.
ALBIAN
PRE - RIFT
SUDR
DUWI (B.L.S.)
MATULLA
WATA
RAHA
220'
220'
SHALLOW MARINE
GS160-1 N.OCT.F
371'
425'
OPEN MARINE
363'
JURASSIC
TRIASSIC
NUBIA SANDSTONE
MALHA
KHASM EL GALALA
QIESEIB
ROD EL HAMAL
EHEIMER
ABU DARG
ABU DURBA
NAQUS
ARABA
SHALLOW MARINE
GS160-1 N.OCT.F
800'
PALEOZOIC
PERMIAN
CARBON.
U
M
L
CAMBRIAN
RG-91
164'
RG-91
1640'
PRE-CAMBRIAN
BASEMENT

MOGUL ENERGY INTERNATIONAL INC.

EAST WADI ARABA CONCESSION

OFFSHORE GULF OF SUEZ, EGYPT

STRATIGRAPHIC CHART

DEC. 2005 JOB No. 3989 FIGURE No. 2

Table 1, Page 1
Mogul Energy Ltd.
East Wadi Araba Concession
Production and Capital Forecast

					Development Program -
	Single Well Production Profile				# Wells	# Wells	# Wells	# Wells	# Wells	Total Oil Production			Capital Expenditures - $M
Year	STB/d	Days On	MSTB/yr	Well Count	4	4	4	4	0	STB/yr.	STB/d	Production Bonuses - $	Exploration	Drilling & Completion	Well Fac. & Tie-ins	Central Facilities	Total Capital
2005	0	0	0	0.0						0	0	0					0
2006	0	0	0	0.0	0	-	-	-	-	0	0	0					0
2007	3000	182	547,200	2.0	2,188,800	0	-	-	-	2,188,800	12000	0	2,500	8,000	0	4,500	15,000
2008	3000	365	1,095,000	6.0	4,380,000	2,188,800	0	-	-	6,568,800	17997	0		8,000	0		8,000
2009	3000	365	1,095,000	10.0	4,380,000	4,380,000	2,188,800	0	-	10,948,800	29997	0		8,000	0		8,000
2010	2500	365	912,500	14.0	3,650,000	4,380,000	4,380,000	2,188,800	0	14,598,800	39997	0		8,000	0		8,000
2011	2195	365	801,095	16.0	3,204,380	3,650,000	4,380,000	4,380,000	0	15,614,380	42779	0		0	0		0
2012	1927	365	703,291	16.0	2,813,165	3,204,380	3,650,000	4,380,000	0	14,047,546	38486	0					0
2013	1692	366	619,120	16.0	2,476,479	2,813,165	3,204,380	3,650,000	0	12,144,025	33180	0					0
2014	1485	367	545,018	16.0	2,180,072	2,476,479	2,813,165	3,204,380	0	10,674,097	29085	0					0
2015	1304	368	479,782	16.0	1,919,127	2,180,072	2,476,479	2,813,165	0	9,388,843	25513	0					0
2016	1145	369	422,351	16.0	1,689,404	1,919,127	2,180,072	2,476,479	0	8,265,082	22399	0					0
2017	1005	370	371,792	16.0	1,487,168	1,689,404	1,919,127	2,180,072	0	7,275,771	19664	0					0
2018	882	371	327,283	16.0	1,309,132	1,487,168	1,689,404	1,919,127	0	6,404,831	17264	0					0
2019	774	372	288,100	16.0	1,152,401	1,309,132	1,487,168	1,689,404	0	5,638,105	15156	0					0
2020	680	373	253,607	16.0	1,014,427	1,152,401	1,309,132	1,487,168	0	4,963,128	13306	0					0
2021	597	374	223,241	16.0	892,966	1,014,427	1,152,401	1,309,132	0	4,368,925	11682	0					0
2022	524	375	196,510	16.0	786,042	892,966	1,014,427	1,152,401	0	3,845,835	10256	0					0
2023	460	376	172,979	16.0	691,916	786,042	892,966	1,014,427	0	3,385,350	9004	0					0
2024	404	377	152,264	16.0	609,057	691,916	786,042	892,966	0	2,979,980	7904	0					0
2025	355	372	131,902	16.0	527,607	609,057	691,916	786,042	0	2,614,622	7029	0					0
2026	311	373	116,110	16.0	464,438	527,607	609,057	691,916	0	2,293,018	6148	0					0
2027	273	374	102,207	16.0	408,829	464,438	527,607	609,057	0	2,009,932	5374	0					0
2028	240	375	89,969	16.0	359,876	408,829	464,438	527,607	0	1,760,750	4695	0					0
2029	211	376	79,195	16.0	316,782	359,876	408,829	464,438	0	1,549,925	4122	0					0
2030	185	377	69,712	16.0	278,846	316,782	359,876	408,829	0	1,364,333	3619	0					0
2031	162	378	61,363	16.0	245,452	278,846	316,782	359,876	0	1,200,956	3177	0					0
2032	143	379	54,014	16.0	216,056	245,452	278,846	316,782	0	1,057,136	2789	0					0
2033	125	380	47,545	16.0	190,178	216,056	245,452	278,846	0	930,532	2449	0					0
2034	110	381	41,850	16.0	167,399	190,178	216,056	245,452	0	819,085	2150	0					0
2035	0	382	0	16.0	0	167,399	190,178	216,056	0	573,633	1502	0					0
2036	0	383	0	16.0	0	0	167,399	190,178	0	357,578	934	0					0
2037	0	384	0	16.0	0	0	0	167,399	0	167,399	436	0					0
2038	0	385	0	16.0	0	0	0	0	0	0	0	0					0
2039	0	386	0	16.0	0	0	0	0	0	0	0	0					0
Total			10,000,000		40,000,000	40,000,000	40,000,000	40,000,000	0	160,000,000			2,500	32,000	0	4,500	39,000

Table 1, Page 2
Mogul Energy International, Inc.
East Wadi Araba Concession
Production Splits - Cost Oil
Prospect Best Estimate

									Cost Recovery
	Gross Production	Oil Price	Gross Revenue	Operating Costs - $/yr.			Available Cost Oil	Cost Oil Revenue Ceiling	Annual Costs For Recovery	Cumulative Outstanding Costs	Annual Cost Recovery	Cost Oil	Total Profit Oil	Total Daily Production	Contractors Share		Total Contractors Profit Oil
Year	STB/yr.	$/STB	$/yr.	Fixed	Variable	Total	STB/yr.	$/yr	$/yr.	$/yr.	$/yr.	STB/yr.	STB/yr.	STB/d	STB/yr.	STB/yr.	STB/yr.
2005	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2006	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2007	2,188,800	$52.00	$113,817,600	240,000	2,188,800	2,428,800	656,640	34,145,280	13,178,800	13,178,800	13,178,800	253,438	1,935,362	10,611	483,840	0	483,840
2008	6,568,800	$52.00	$341,577,600	720,000	6,568,800	7,288,800	1,970,640	102,473,280	20,038,800	20,038,800	20,038,800	385,362	6,183,438	16,941	1,545,860	0	1,545,860
2009	10,948,800	$52.00	$569,337,600	1,200,000	10,948,800	12,148,800	3,284,640	170,801,280	26,898,800	26,898,800	26,898,800	517,285	10,431,515	28,579	2,281,250	261,303	2,542,553
2010	14,598,800	$52.00	$759,137,600	1,680,000	14,598,800	16,278,800	4,379,640	227,741,280	33,028,800	33,028,800	33,028,800	635,169	13,963,631	38,257	2,281,250	967,726	3,248,976
2011	15,614,380	$52.00	$811,947,776	1,920,000	15,614,380	17,534,380	4,684,314	243,584,333	23,534,380	23,534,380	23,534,380	452,584	15,161,796	41,539	2,281,250	1,207,359	3,488,609
2012	14,047,546	$52.00	$730,472,370	1,920,000	14,047,546	15,967,546	4,214,264	219,141,711	19,967,546	19,967,546	19,967,546	383,991	13,663,554	37,434	2,281,250	907,711	3,188,961
2013	12,144,025	$52.00	$631,489,280	1,920,000	12,144,025	14,064,025	3,643,207	189,446,784	16,064,025	16,064,025	16,064,025	308,924	11,835,101	32,336	2,287,500	537,020	2,824,520
2014	10,674,097	$52.00	$555,053,020	1,920,000	10,674,097	12,594,097	3,202,229	166,515,906	12,594,097	12,594,097	12,594,097	242,194	10,431,902	28,425	2,293,750	251,380	2,545,130
2015	9,388,843	$52.00	$488,219,861	1,920,000	9,388,843	11,308,843	2,816,653	146,465,958	11,308,843	11,308,843	11,308,843	217,478	9,171,366	24,922	2,292,841	0	2,292,841
2016	8,265,082	$52.00	$429,784,273	1,920,000	8,265,082	10,185,082	2,479,525	128,935,282	10,185,082	10,185,082	10,185,082	195,867	8,069,215	21,868	2,017,304	0	2,017,304
2017	7,275,771	$52.00	$378,340,104	1,920,000	7,275,771	9,195,771	2,182,731	113,502,031	9,195,771	9,195,771	9,195,771	176,842	7,098,929	19,186	1,774,732	0	1,774,732
2018	6,404,831	$52.00	$333,051,226	1,920,000	6,404,831	8,324,831	1,921,449	99,915,368	8,324,831	8,324,831	8,324,831	160,093	6,244,738	16,832	1,561,185	0	1,561,185
2019	5,638,105	$52.00	$293,181,465	1,920,000	5,638,105	7,558,105	1,691,432	87,954,439	7,558,105	7,558,105	7,558,105	145,348	5,492,757	14,765	1,373,189	0	1,373,189
2020	4,963,128	$52.00	$258,082,655	1,920,000	4,963,128	6,883,128	1,488,938	77,424,796	6,883,128	6,883,128	6,883,128	132,368	4,830,760	12,951	1,207,690	0	1,207,690
2021	4,368,925	$52.00	$227,184,122	1,920,000	4,368,925	6,288,925	1,310,678	68,155,237	6,288,925	6,288,925	6,288,925	120,941	4,247,985	11,358	1,061,996	0	1,061,996
2022	3,845,835	$52.00	$199,983,424	1,920,000	3,845,835	5,765,835	1,153,751	59,995,027	5,765,835	5,765,835	5,765,835	110,881	3,734,954	9,960	933,738	0	933,738
2023	3,385,350	$52.00	$176,038,196	1,920,000	3,385,350	5,305,350	1,015,605	52,811,459	5,305,350	5,305,350	5,305,350	102,026	3,283,324	8,732	820,831	0	820,831
2024	2,979,980	$52.00	$154,958,970	1,920,000	2,979,980	4,899,980	893,994	46,487,691	4,899,980	4,899,980	4,899,980	94,230	2,885,750	7,655	721,437	0	721,437
2025	2,614,622	$52.00	$135,960,342	1,920,000	2,614,622	4,534,622	784,387	40,788,102	4,534,622	4,534,622	4,534,622	87,204	2,527,418	6,794	631,854	0	631,854
2026	2,293,018	$52.00	$119,236,960	1,920,000	2,293,018	4,213,018	687,906	35,771,088	4,213,018	4,213,018	4,213,018	81,020	2,211,999	5,930	553,000	0	553,000
2027	2,009,932	$52.00	$104,516,447	1,920,000	2,009,932	3,929,932	602,980	31,354,934	3,929,932	3,929,932	3,929,932	75,576	1,934,356	5,172	483,589	0	483,589
2028	1,760,750	$52.00	$91,559,021	1,920,000	1,760,750	3,680,750	528,225	27,467,706	3,680,750	3,680,750	3,680,750	70,784	1,689,967	4,507	422,492	0	422,492
2029	1,549,925	$52.00	$80,596,105	1,920,000	1,549,925	3,469,925	464,978	24,178,831	3,469,925	3,469,925	3,469,925	66,729	1,483,196	3,945	370,799	0	370,799
2030	1,364,333	$52.00	$70,945,338	1,920,000	1,364,333	3,284,333	409,300	21,283,601	3,284,333	3,284,333	3,284,333	63,160	1,301,173	3,451	325,293	0	325,293
2031	1,200,956	$52.00	$62,449,733	1,920,000	1,200,956	3,120,956	360,287	18,734,920	3,120,956	3,120,956	3,120,956	60,018	1,140,938	3,018	285,235	0	285,235
2032	1,057,136	$52.00	$54,971,078	1,920,000	1,057,136	2,977,136	317,141	16,491,323	2,977,136	2,977,136	2,977,136	57,253	999,883	2,638	249,971	0	249,971
2033	930,532	$52.00	$48,387,687	1,920,000	930,532	2,850,532	279,160	14,516,306	2,850,532	2,850,532	2,850,532	54,818	875,715	2,305	218,929	0	218,929
2034	819,085	$52.00	$42,592,432	1,920,000	819,085	2,739,085	245,726	12,777,730	2,739,085	2,739,085	2,739,085	52,675	766,411	2,012	191,603	0	191,603
2035	573,633	$52.00	$29,828,921	1,440,000	573,633	2,013,633	172,090	8,948,676	2,013,633	2,013,633	2,013,633	38,724	534,909	1,400	133,727	0	133,727
2036	357,578	$52.00	$18,594,034	960,000	357,578	1,317,578	107,273	5,578,210	1,317,578	1,317,578	1,317,578	25,338	332,240	867	83,060	0	83,060
2037	167,399	$52.00	$8,704,762	480,000	167,399	647,399	50,220	2,611,429	647,399	647,399	647,399	12,450	154,949	404	38,737	0	38,737
2038	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2039	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Total	160,000,000		$8,320,000,000	$52,800,000	$160,000,000	$212,800,000			279,800,000		279,800,000	5,380,769	154,619,231		33,489,183	4,132,500	37,621,683

Table 1, Page 3
Mogul Energy International, Inc.
East Wadi Araba Concession
Cash Flow and Net Present Value
Prospect Best Estimate

										Undiscounted	Discounted @
Year	Cost Oil STB/yr.	Net Profit Oil STB/yr.	Total Net Oil STB/yr.	Oil Price $/STB	Contractor's Total Revenue (Operating Cash Flow) M$/yr.	Total Operating Costs M$/yr.	Net Operating Income M$/yr.	Total Capital Costs M$/yr.	Contractor Net Cash Flow M$/yr.	Company Net Cash Flow M$/yr.	5% M$	10% M$	15% M$	20% M$
2005	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2006	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2007	253,438	483,840	737,279	$52.00	38,339	2,429	35,910	15,000	20,910	4,182	3,887	3,625	3,391	3,181
2008	385,362	1,545,860	1,931,221	$52.00	100,424	7,289	93,135	8,000	85,135	17,027	15,072	13,417	12,006	10,794
2009	517,285	2,542,553	3,059,838	$52.00	159,112	12,149	146,963	8,000	138,963	27,793	23,430	19,909	17,041	14,682
2010	635,169	3,248,976	3,884,145	$52.00	201,976	16,279	185,697	8,000	177,697	35,539	28,534	23,144	18,948	15,646
2011	452,584	3,488,609	3,941,193	$52.00	204,942	17,534	187,408	0	187,408	37,482	28,660	22,190	17,377	13,751
2012	383,991	3,188,961	3,572,952	$52.00	185,794	15,968	169,826	0	169,826	33,965	24,735	18,280	13,693	10,384
2013	308,924	2,824,520	3,133,444	$52.00	162,939	14,064	148,875	0	148,875	29,775	20,651	14,568	10,438	7,586
2014	242,194	2,545,130	2,787,325	$52.00	144,941	12,594	132,347	0	132,347	26,469	17,484	11,773	8,069	5,620
2015	217,478	2,292,841	2,510,319	$52.00	130,537	11,309	119,228	0	119,228	23,846	15,001	9,642	6,321	4,219
2016	195,867	2,017,304	2,213,171	$52.00	115,085	10,185	104,900	0	104,900	20,980	12,569	7,712	4,836	3,093
2017	176,842	1,774,732	1,951,574	$52.00	101,482	9,196	92,286	0	92,286	18,457	10,531	6,168	3,699	2,268
2018	160,093	1,561,185	1,721,277	$52.00	89,506	8,325	81,182	0	81,182	16,236	8,823	4,933	2,830	1,662
2019	145,348	1,373,189	1,518,537	$52.00	78,964	7,558	71,406	0	71,406	14,281	7,391	3,944	2,164	1,218
2020	132,368	1,207,690	1,340,058	$52.00	69,683	6,883	62,800	0	62,800	12,560	6,191	3,154	1,655	893
2021	120,941	1,061,996	1,182,937	$52.00	61,513	6,289	55,224	0	55,224	11,045	5,185	2,521	1,266	654
2022	110,881	933,738	1,044,620	$52.00	54,320	5,766	48,554	0	48,554	9,711	4,341	2,015	968	479
2023	102,026	820,831	922,857	$52.00	47,989	5,305	42,683	0	42,683	8,537	3,635	1,610	740	351
2024	94,230	721,437	815,668	$52.00	42,415	4,900	37,515	0	37,515	7,503	3,042	1,287	565	257
2025	87,204	631,854	719,059	$52.00	37,391	4,535	32,856	0	32,856	6,571	2,538	1,024	431	188
2026	81,020	553,000	634,019	$52.00	32,969	4,213	28,756	0	28,756	5,751	2,115	815	328	137
2027	75,576	483,589	559,165	$52.00	29,077	3,930	25,147	0	25,147	5,029	1,762	648	249	100
2028	70,784	422,492	493,275	$52.00	25,650	3,681	21,970	0	21,970	4,394	1,466	515	189	73
2029	66,729	370,799	437,528	$52.00	22,751	3,470	19,282	0	19,282	3,856	1,225	411	144	53
2030	63,160	325,293	388,454	$52.00	20,200	3,284	16,915	0	16,915	3,383	1,024	327	110	39
2031	60,018	285,235	345,253	$52.00	17,953	3,121	14,832	0	14,832	2,966	855	261	84	28
2032	57,253	249,971	307,223	$52.00	15,976	2,977	12,998	0	12,998	2,600	714	208	64	21
2033	54,818	218,929	273,747	$52.00	14,235	2,851	11,384	0	11,384	2,277	595	166	49	15
2034	52,675	191,603	244,277	$52.00	12,702	2,739	9,963	0	9,963	1,993	496	132	37	11
2035	38,724	133,727	172,451	$52.00	8,967	2,014	6,954	0	6,954	1,391	330	84	23	6
2036	25,338	83,060	108,398	$52.00	5,637	1,318	4,319	0	4,319	864	195	47	12	3
2037	12,450	38,737	51,187	$52.00	2,662	647	2,014	0	2,014	403	87	20	5	1
2038	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2039	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
Total	5,380,769	37,621,683	43,002,452		2,236,128	212,800	2,023,328	39,000	1,984,328	396,866	252,561	174,551	127,732	97,414

Table 2, Page 1
Mogul Energy International, Inc.
East Wadi Araba Concession
Production and Capital Forecast
Prospect Low Estimate

					Development Program -
	Single Well Production Profile				# Wells	# Wells	# Wells	# Wells	Total Oil Production			Capital Expenditures - $M
Year	STB/d	Days On	MSTB/yr	Well Count	4	4	4	4	STB/yr.	STB/d	Production Bonuses - $	Exploration	Drilling & Completion	Well Fac. & Tie-ins	Central Facilities	Total Capital
2005	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2006	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2007	2,000	182	364,800	2	1,459,200	0	0	0	1,459,200	8,000	0	2,500	8,000	0	4,500	15,000
2008	2,000	365	730,000	6	2,920,000	1,459,200	0	0	4,379,200	11,998	0	0	8,000	0	0	8,000
2009	2,000	365	730,000	10	2,920,000	2,920,000	1,459,200	0	7,299,200	19,998	0	0	8,000	0	0	8,000
2010	2,000	365	730,000	14	2,920,000	2,920,000	2,920,000	1,459,200	10,219,200	27,998	0	0	8,000	0	0	8,000
2011	1,707	365	622,982	16	2,491,930	2,920,000	2,920,000	2,920,000	11,251,930	30,827	0	0	0	0	0	0
2012	1,457	365	531,654	16	2,126,614	2,491,930	2,920,000	2,920,000	10,458,544	28,654	0	0	0	0	0	0
2013	1,243	366	454,956	16	1,819,826	2,126,614	2,491,930	2,920,000	9,358,369	25,569	0	0	0	0	0	0
2014	1,061	367	389,321	16	1,557,284	1,819,826	2,126,614	2,491,930	7,995,653	21,787	0	0	0	0	0	0
2015	905	368	333,152	16	1,332,608	1,557,284	1,819,826	2,126,614	6,836,331	18,577	0	0	0	0	0	0
2016	773	369	285,085	16	1,140,339	1,332,608	1,557,284	1,819,826	5,850,056	15,854	0	0	0	0	0	0
2017	659	370	243,951	16	975,803	1,140,339	1,332,608	1,557,284	5,006,033	13,530	0	0	0	0	0	0
2018	563	371	208,750	16	835,001	975,803	1,140,339	1,332,608	4,283,751	11,546	0	0	0	0	0	0
2019	480	372	178,628	16	714,511	835,001	975,803	1,140,339	3,665,654	9,854	0	0	0	0	0	0
2020	410	373	152,851	16	611,404	714,511	835,001	975,803	3,136,719	8,409	0	0	0	0	0	0
2021	350	374	130,793	16	523,171	611,404	714,511	835,001	2,684,087	7,177	0	0	0	0	0	0
2022	298	375	111,917	16	447,668	523,171	611,404	714,511	2,296,754	6,125	0	0	0	0	0	0
2023	255	376	95,765	16	383,059	447,668	523,171	611,404	1,965,302	5,227	0	0	0	0	0	0
2024	217	377	81,943	16	327,772	383,059	447,668	523,171	1,681,670	4,461	0	0	0	0	0	0
2025	185	372	69,003	16	276,011	327,772	383,059	447,668	1,434,511	3,856	0	0	0	0	0	0
2026	158	373	59,045	16	236,181	276,011	327,772	383,059	1,223,024	3,279	0	0	0	0	0	0
2027	135	374	50,524	16	202,098	236,181	276,011	327,772	1,042,062	2,786	0	0	0	0	0	0
2028	115	375	43,233	16	172,931	202,098	236,181	276,011	887,221	2,366	0	0	0	0	0	0
2029	98	376	36,993	16	147,973	172,931	202,098	236,181	759,183	2,019	0	0	0	0	0	0
2030	84	377	31,654	16	126,616	147,973	172,931	202,098	649,618	1,723	0	0	0	0	0	0
2031	0	378	0	12	0	126,616	147,973	172,931	447,521	1,184	0	0	0	0	0	0
2032	0	379	0	8	0	0	126,616	147,973	274,590	725	0	0	0	0	0	0
2033	0	380	0	4	0	0	0	126,616	126,616	333	0	0	0	0	0	0
2034	0	381	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2035	0	382	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2036	0	383	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2037	0	384	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2038	0	385	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2039	0	386	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Total			6,667,000		26,668,000	26,668,000	26,668,000	26,668,000	106,672,000		0	2,500	32,000	0	4,500	39,000

Table 2, Page 2
Mogul Energy International, Inc.
East Wadi Araba Concession
Production Splits - Cost Oil
Prospect Low Estimate

									Cost Recovery
	Gross Production	Oil Price	Gross Revenue	Operating Costs - $/yr.			Available Cost Oil	Cost Oil Revenue Ceiling	Annual Costs For Recovery	Cumulative Outstanding Costs	Annual Cost Recovery	Cost Oil	Total Profit Oil	Total Daily Production	Contractors Share		Total Contractors Profit Oil
Year	STB/yr.	$/STB	$/yr.	Fixed	Variable	Total	STB/yr.	$/yr	$/yr.	$/yr.	$/yr.	STB/yr.	STB/yr.	STB/d	STB/yr.	STB/yr.	STB/yr.
2005	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2006	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2007	1,459,200	$52.00	$75,878,400	240,000	1,459,200	1,699,200	437,760	22,763,520	12,449,200	12,449,200	12,449,200	239,408	1,219,792	6,687	304,948	0	304,948
2008	4,379,200	$52.00	$227,718,400	720,000	4,379,200	5,099,200	1,313,760	68,315,520	17,849,200	17,849,200	17,849,200	343,254	4,035,946	11,057	1,008,987	0	1,008,987
2009	7,299,200	$52.00	$379,558,400	1,200,000	7,299,200	8,499,200	2,189,760	113,867,520	23,249,200	23,249,200	23,249,200	447,100	6,852,100	18,773	1,713,025	0	1,713,025
2010	10,219,200	$52.00	$531,398,400	1,680,000	10,219,200	11,899,200	3,065,760	159,419,520	28,649,200	28,649,200	28,649,200	550,946	9,668,254	26,488	2,281,250	108,651	2,389,901
2011	11,251,930	$52.00	$585,100,338	1,920,000	11,251,930	13,171,930	3,375,579	175,530,101	19,171,930	19,171,930	19,171,930	368,691	10,883,239	29,817	2,281,250	351,648	2,632,898
2012	10,458,544	$52.00	$543,844,269	1,920,000	10,458,544	12,378,544	3,137,563	163,153,281	16,378,544	16,378,544	16,378,544	314,972	10,143,572	27,791	2,281,250	203,714	2,484,964
2013	9,358,369	$52.00	$486,635,209	1,920,000	9,358,369	11,278,369	2,807,511	145,990,563	13,278,369	13,278,369	13,278,369	255,353	9,103,016	24,872	2,275,754	0	2,275,754
2014	7,995,653	$52.00	$415,773,956	1,920,000	7,995,653	9,915,653	2,398,696	124,732,187	9,915,653	9,915,653	9,915,653	190,686	7,804,967	21,267	1,951,242	0	1,951,242
2015	6,836,331	$52.00	$355,489,227	1,920,000	6,836,331	8,756,331	2,050,899	106,646,768	8,756,331	8,756,331	8,756,331	168,391	6,667,940	18,119	1,666,985	0	1,666,985
2016	5,850,056	$52.00	$304,202,905	1,920,000	5,850,056	7,770,056	1,755,017	91,260,871	7,770,056	7,770,056	7,770,056	149,424	5,700,632	15,449	1,425,158	0	1,425,158
2017	5,006,033	$52.00	$260,313,715	1,920,000	5,006,033	6,926,033	1,501,810	78,094,115	6,926,033	6,926,033	6,926,033	133,193	4,872,840	13,170	1,218,210	0	1,218,210
2018	4,283,751	$52.00	$222,755,042	1,920,000	4,283,751	6,203,751	1,285,125	66,826,513	6,203,751	6,203,751	6,203,751	119,303	4,164,448	11,225	1,041,112	0	1,041,112
2019	3,665,654	$52.00	$190,614,024	1,920,000	3,665,654	5,585,654	1,099,696	57,184,207	5,585,654	5,585,654	5,585,654	107,416	3,558,238	9,565	889,559	0	889,559
2020	3,136,719	$52.00	$163,109,400	1,920,000	3,136,719	5,056,719	941,016	48,932,820	5,056,719	5,056,719	5,056,719	97,245	3,039,475	8,149	759,869	0	759,869
2021	2,684,087	$52.00	$139,572,540	1,920,000	2,684,087	4,604,087	805,226	41,871,762	4,604,087	4,604,087	4,604,087	88,540	2,595,547	6,940	648,887	0	648,887
2022	2,296,754	$52.00	$119,431,212	1,920,000	2,296,754	4,216,754	689,026	35,829,364	4,216,754	4,216,754	4,216,754	81,091	2,215,663	5,908	553,916	0	553,916
2023	1,965,302	$52.00	$102,195,690	1,920,000	1,965,302	3,885,302	589,591	30,658,707	3,885,302	3,885,302	3,885,302	74,717	1,890,584	5,028	472,646	0	472,646
2024	1,681,670	$52.00	$87,446,860	1,920,000	1,681,670	3,601,670	504,501	26,234,058	3,601,670	3,601,670	3,601,670	69,263	1,612,407	4,277	403,102	0	403,102
2025	1,434,511	$52.00	$74,594,550	1,920,000	1,434,511	3,354,511	430,353	22,378,365	3,354,511	3,354,511	3,354,511	64,510	1,370,001	3,683	342,500	0	342,500
2026	1,223,024	$52.00	$63,597,230	1,920,000	1,223,024	3,143,024	366,907	19,079,169	3,143,024	3,143,024	3,143,024	60,443	1,162,581	3,117	290,645	0	290,645
2027	1,042,062	$52.00	$54,187,235	1,920,000	1,042,062	2,962,062	312,619	16,256,170	2,962,062	2,962,062	2,962,062	56,963	985,099	2,634	246,275	0	246,275
2028	887,221	$52.00	$46,135,510	1,920,000	887,221	2,807,221	266,166	13,840,653	2,807,221	2,807,221	2,807,221	53,985	833,236	2,222	208,309	0	208,309
2029	759,183	$52.00	$39,477,538	1,920,000	759,183	2,679,183	227,755	11,843,261	2,679,183	2,679,183	2,679,183	51,523	707,661	1,882	176,915	0	176,915
2030	649,618	$52.00	$33,780,160	1,920,000	649,618	2,569,618	194,886	10,134,048	2,569,618	2,569,618	2,569,618	49,416	600,203	1,592	150,051	0	150,051
2031	447,521	$52.00	$23,271,086	1,440,000	447,521	1,887,521	134,256	6,981,326	1,887,521	1,887,521	1,887,521	36,298	411,222	1,088	102,806	0	102,806
2032	274,590	$52.00	$14,278,656	960,000	274,590	1,234,590	82,377	4,283,597	1,234,590	1,234,590	1,234,590	23,742	250,847	662	62,712	0	62,712
2033	126,616	$52.00	$6,584,047	480,000	126,616	606,616	37,985	1,975,214	606,616	606,616	606,616	11,666	114,951	303	28,738	0	28,738
2034	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2035	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2036	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2037	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2038	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2039	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Total	106,672,000		$5,546,944,000	$45,120,000	$106,672,000	$151,792,000			218,792,000	218,792,000	218,792,000	4,207,538	102,464,462		24,786,099	664,013	25,450,112
															25%	20%
															0 to 25000	25001 +

Table 2, Page 3
Mogul Energy International, Inc.
East Wadi Araba Concession
Cash Flow and Net Present Value
Prospect Low Estimate

										Undiscounted	Discounted @
Year	Cost Oil STB/yr.	Net Profit Oil STB/yr.	Total Net Oil STB/yr.	Oil Price $/STB	Contractor's Total Revenue (Operating Cash Flow) M$/yr.	Total Operating Costs M$/yr.	Net Operating Income M$/yr.	Total Capital Costs M$/yr.	Contractor Net Cash Flow M$/yr.	Company Net Cash Flow M$/yr.	5% M$	10% M$	15% M$	20% M$
2005	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2006	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2007	239,408	304,948	544,356	$52.00	28,307	1,699	26,607	15,000	11,607	2,321	2,158	2,012	1,882	1,766
2008	343,254	1,008,987	1,352,240	$52.00	70,317	5,099	65,217	8,000	57,217	11,443	10,129	9,017	8,069	7,254
2009	447,100	1,713,025	2,160,125	$52.00	112,327	8,499	103,827	8,000	95,827	19,165	16,157	13,729	11,751	10,125
2010	550,946	2,389,901	2,940,847	$52.00	152,924	11,899	141,025	8,000	133,025	26,605	21,360	17,326	14,185	11,712
2011	368,691	2,632,898	3,001,589	$52.00	156,083	13,172	142,911	0	142,911	28,582	21,855	16,921	13,251	10,486
2012	314,972	2,484,964	2,799,936	$52.00	145,597	12,379	133,218	0	133,218	26,644	19,403	14,340	10,741	8,145
2013	255,353	2,275,754	2,531,107	$52.00	131,618	11,278	120,339	0	120,339	24,068	16,692	11,776	8,437	6,132
2014	190,686	1,951,242	2,141,927	$52.00	111,380	9,916	101,465	0	101,465	20,293	13,404	9,026	6,186	4,308
2015	168,391	1,666,985	1,835,376	$52.00	95,440	8,756	86,683	0	86,683	17,337	10,906	7,010	4,596	3,067
2016	149,424	1,425,158	1,574,582	$52.00	81,878	7,770	74,108	0	74,108	14,822	8,880	5,448	3,416	2,185
2017	133,193	1,218,210	1,351,403	$52.00	70,273	6,926	63,347	0	63,347	12,669	7,229	4,234	2,539	1,557
2018	119,303	1,041,112	1,160,415	$52.00	60,342	6,204	54,138	0	54,138	10,828	5,884	3,289	1,887	1,109
2019	107,416	889,559	996,976	$52.00	51,843	5,586	46,257	0	46,257	9,251	4,788	2,555	1,402	789
2020	97,245	759,869	857,113	$52.00	44,570	5,057	39,513	0	39,513	7,903	3,895	1,984	1,041	562
2021	88,540	648,887	737,427	$52.00	38,346	4,604	33,742	0	33,742	6,748	3,168	1,540	773	400
2022	81,091	553,916	635,007	$52.00	33,020	4,217	28,804	0	28,804	5,761	2,575	1,195	574	284
2023	74,717	472,646	547,363	$52.00	28,463	3,885	24,578	0	24,578	4,916	2,093	927	426	202
2024	69,263	403,102	472,365	$52.00	24,563	3,602	20,961	0	20,961	4,192	1,700	719	316	144
2025	64,510	342,500	407,010	$52.00	21,165	3,355	17,810	0	17,810	3,562	1,376	555	233	102
2026	60,443	290,645	351,088	$52.00	18,257	3,143	15,114	0	15,114	3,023	1,112	428	172	72
2027	56,963	246,275	303,238	$52.00	15,768	2,962	12,806	0	12,806	2,561	897	330	127	51
2028	53,985	208,309	262,294	$52.00	13,639	2,807	10,832	0	10,832	2,166	723	254	93	36
2029	51,523	176,915	228,438	$52.00	11,879	2,679	9,200	0	9,200	1,840	585	196	69	25
2030	49,416	150,051	199,466	$52.00	10,372	2,570	7,803	0	7,803	1,561	472	151	51	18
2031	36,298	102,806	139,104	$52.00	7,233	1,888	5,346	0	5,346	1,069	308	94	30	10
2032	23,742	62,712	86,454	$52.00	4,496	1,235	3,261	0	3,261	652	179	52	16	5
2033	11,666	28,738	40,403	$52.00	2,101	607	1,494	0	1,494	299	78	22	6	2
2034	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2035	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2036	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2037	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2038	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2039	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
Total	4,207,538	25,450,112	29,657,651		1,542,198	151,792	1,390,406	39,000	1,351,406	270,281	178,006	125,133	92,273	70,549
									Company Interest =	20%

Table 3, Page 1
Mogul Energy International, Inc.
East Wadi Araba Concession
Production and Capital Forecast
Prospect High Estimate

					Development Program -
	Single Well Production Profile				# Wells	# Wells	# Wells	# Wells	Total Oil Production			Capital Expenditures - $M
Year	STB/d	Days On	MSTB/yr	Well Count	4	4	4	4	STB/yr.	STB/d	Production Bonuses - $	Exploration	Drilling & Completion	Well Fac. & Tie-ins	Central Facilities	Total Capital
2005	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2006	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2007	4,000	182	729,600	2	2,918,400	0	0	0	2,918,400	16,000	0	2,500	8,000	0	4,500	15,000
2008	4,000	365	1,460,000	6	5,840,000	2,918,400	0	0	8,758,400	23,996	0	0	8,000	0	0	8,000
2009	4,000	365	1,460,000	10	5,840,000	5,840,000	2,918,400	0	14,598,400	39,996	0	0	8,000	0	0	8,000
2010	3,500	365	1,277,500	14	5,110,000	5,840,000	5,840,000	2,918,400	19,708,400	53,996	0	0	8,000	0	0	8,000
2011	3,048	365	1,112,620	16	4,450,482	5,110,000	5,840,000	5,840,000	21,240,482	58,193	0	0	0	0	0	0
2012	2,655	365	969,021	16	3,876,084	4,450,482	5,110,000	5,840,000	19,276,566	52,813	0	0	0	0	0	0
2013	2,312	366	846,267	16	3,385,069	3,876,084	4,450,482	5,110,000	16,821,635	45,961	0	0	0	0	0	0
2014	2,014	367	739,058	16	2,956,233	3,385,069	3,876,084	4,450,482	14,667,867	39,967	0	0	0	0	0	0
2015	1,754	368	645,426	16	2,581,704	2,956,233	3,385,069	3,876,084	12,799,090	34,780	0	0	0	0	0	0
2016	1,528	369	563,652	16	2,254,609	2,581,704	2,956,233	3,385,069	11,177,615	30,292	0	0	0	0	0	0
2017	1,330	370	492,235	16	1,968,941	2,254,609	2,581,704	2,956,233	9,761,487	26,382	0	0	0	0	0	0
2018	1,159	371	429,864	16	1,719,456	1,968,941	2,254,609	2,581,704	8,524,710	22,978	0	0	0	0	0	0
2019	1,009	372	375,393	16	1,501,572	1,719,456	1,968,941	2,254,609	7,444,577	20,012	0	0	0	0	0	0
2020	879	373	327,822	16	1,311,288	1,501,572	1,719,456	1,968,941	6,501,257	17,430	0	0	0	0	0	0
2021	765	374	286,277	16	1,145,110	1,311,288	1,501,572	1,719,456	5,677,426	15,180	0	0	0	0	0	0
2022	667	375	249,996	16	999,984	1,145,110	1,311,288	1,501,572	4,957,954	13,221	0	0	0	0	0	0
2023	581	376	218,311	16	873,244	999,984	1,145,110	1,311,288	4,329,626	11,515	0	0	0	0	0	0
2024	506	377	190,641	16	762,562	873,244	999,984	1,145,110	3,780,899	10,029	0	0	0	0	0	0
2025	440	372	163,834	16	655,334	762,562	873,244	999,984	3,291,124	8,847	0	0	0	0	0	0
2026	384	373	143,072	16	572,288	655,334	762,562	873,244	2,863,429	7,677	0	0	0	0	0	0
2027	334	374	124,941	16	499,763	572,288	655,334	762,562	2,489,948	6,658	0	0	0	0	0	0
2028	291	375	109,106	16	436,425	499,763	572,288	655,334	2,163,811	5,770	0	0	0	0	0	0
2029	253	376	95,278	16	381,112	436,425	499,763	572,288	1,889,588	5,026	0	0	0	0	0	0
2030	221	377	83,202	16	332,807	381,112	436,425	499,763	1,650,106	4,377	0	0	0	0	0	0
2031	192	378	72,656	16	290,622	332,807	381,112	436,425	1,440,966	3,812	0	0	0	0	0	0
2032	167	379	63,446	16	253,783	290,622	332,807	381,112	1,258,323	3,320	0	0	0	0	0	0
2033	146	380	55,403	16	221,612	253,783	290,622	332,807	1,098,823	2,892	0	0	0	0	0	0
2034	127	381	48,379	16	193,517	221,612	253,783	290,622	959,534	2,518	0	0	0	0	0	0
2035	0	382	0	12	0	193,517	221,612	253,783	668,912	1,751	0	0	0	0	0	0
2036	0	383	0	8	0	0	193,517	221,612	415,129	1,084	0	0	0	0	0	0
2037	0	384	0	4	0	0	0	193,517	193,517	504	0	0	0	0	0	0
2038	0	385	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2039	0	386	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Total			13,333,000		53,332,000	53,332,000	53,332,000	53,332,000	213,328,000		0	2,500	32,000	0	4,500	39,000

Table 3, Page 2
Mogul Energy International, Inc.
East Wadi Araba Concession
Production Splits - Cost Oil
Prospect High Estimate

									Cost Recovery
	Gross Production	Oil Price	Gross Revenue	Operating Costs - $/yr.			Available Cost Oil	Cost Oil Revenue Ceiling	Annual Costs For Recovery	Cumulative Outstanding Costs	Annual Cost Recovery	Cost Oil	Total Profit Oil	Total Daily Production	Contractors Share		Total Contractors Profit Oil
Year	STB/yr.	$/STB	$/yr.	Fixed	Variable	Total	STB/yr.	$/yr	$/yr.	$/yr.	$/yr.	STB/yr.	STB/yr.	STB/d	STB/yr.	STB/yr.	STB/yr.
2005	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2006	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2007	2,918,400	$52.00	$151,756,800	240,000	2,918,400	3,158,400	875,520	45,527,040	13,908,400	13,908,400	13,908,400	267,469	2,650,931	14,534	662,733	0	662,733
2008	8,758,400	$52.00	$455,436,800	720,000	8,758,400	9,478,400	2,627,520	136,631,040	22,228,400	22,228,400	22,228,400	427,469	8,330,931	22,824	2,082,733	0	2,082,733
2009	14,598,400	$52.00	$759,116,800	1,200,000	14,598,400	15,798,400	4,379,520	227,735,040	30,548,400	30,548,400	30,548,400	587,469	14,010,931	38,386	2,281,250	977,186	3,258,436
2010	19,708,400	$52.00	$1,024,836,800	1,680,000	19,708,400	21,388,400	5,912,520	307,451,040	38,138,400	38,138,400	38,138,400	733,431	18,974,969	51,986	2,281,250	1,969,994	4,251,244
2011	21,240,482	$52.00	$1,104,505,055	1,920,000	21,240,482	23,160,482	6,372,145	331,351,516	29,160,482	29,160,482	29,160,482	560,778	20,679,703	56,657	2,281,250	2,310,941	4,592,191
2012	19,276,566	$52.00	$1,002,381,415	1,920,000	19,276,566	21,196,566	5,782,970	300,714,425	25,196,566	25,196,566	25,196,566	484,549	18,792,016	51,485	2,281,250	1,933,403	4,214,653
2013	16,821,635	$52.00	$874,725,000	1,920,000	16,821,635	18,741,635	5,046,490	262,417,500	20,741,635	20,741,635	20,741,635	398,878	16,422,757	44,871	2,287,500	1,454,551	3,742,051
2014	14,667,867	$52.00	$762,729,104	1,920,000	14,667,867	16,587,867	4,400,360	228,818,731	16,587,867	16,587,867	16,587,867	318,997	14,348,870	39,098	2,293,750	1,034,774	3,328,524
2015	12,799,090	$52.00	$665,552,677	1,920,000	12,799,090	14,719,090	3,839,727	199,665,803	14,719,090	14,719,090	14,719,090	283,059	12,516,031	34,011	2,300,000	663,206	2,963,206
2016	11,177,615	$52.00	$581,235,973	1,920,000	11,177,615	13,097,615	3,353,284	174,370,792	13,097,615	13,097,615	13,097,615	251,877	10,925,738	29,609	2,306,250	340,148	2,646,398
2017	9,761,487	$52.00	$507,597,316	1,920,000	9,761,487	11,681,487	2,928,446	152,279,195	11,681,487	11,681,487	11,681,487	224,644	9,536,843	25,775	2,312,500	57,369	2,369,869
2018	8,524,710	$52.00	$443,284,910	1,920,000	8,524,710	10,444,710	2,557,413	132,985,473	10,444,710	10,444,710	10,444,710	200,860	8,323,850	22,436	2,080,963	0	2,080,963
2019	7,444,577	$52.00	$387,118,026	1,920,000	7,444,577	9,364,577	2,233,373	116,135,408	9,364,577	9,364,577	9,364,577	180,088	7,264,489	19,528	1,816,122	0	1,816,122
2020	6,501,257	$52.00	$338,065,361	1,920,000	6,501,257	8,421,257	1,950,377	101,419,608	8,421,257	8,421,257	8,421,257	161,947	6,339,310	16,995	1,584,827	0	1,584,827
2021	5,677,426	$52.00	$295,226,138	1,920,000	5,677,426	7,597,426	1,703,228	88,567,841	7,597,426	7,597,426	7,597,426	146,104	5,531,321	14,790	1,382,830	0	1,382,830
2022	4,957,954	$52.00	$257,813,588	1,920,000	4,957,954	6,877,954	1,487,386	77,344,076	6,877,954	6,877,954	6,877,954	132,268	4,825,685	12,868	1,206,421	0	1,206,421
2023	4,329,626	$52.00	$225,140,530	1,920,000	4,329,626	6,249,626	1,298,888	67,542,159	6,249,626	6,249,626	6,249,626	120,185	4,209,440	11,195	1,052,360	0	1,052,360
2024	3,780,899	$52.00	$196,606,769	1,920,000	3,780,899	5,700,899	1,134,270	58,982,031	5,700,899	5,700,899	5,700,899	109,633	3,671,267	9,738	917,817	0	917,817
2025	3,291,124	$52.00	$171,138,453	1,920,000	3,291,124	5,211,124	987,337	51,341,536	5,211,124	5,211,124	5,211,124	100,214	3,190,910	8,578	797,728	0	797,728
2026	2,863,429	$52.00	$148,898,304	1,920,000	2,863,429	4,783,429	859,029	44,669,491	4,783,429	4,783,429	4,783,429	91,989	2,771,440	7,430	692,860	0	692,860
2027	2,489,948	$52.00	$129,477,280	1,920,000	2,489,948	4,409,948	746,984	38,843,184	4,409,948	4,409,948	4,409,948	84,807	2,405,141	6,431	601,285	0	601,285
2028	2,163,811	$52.00	$112,518,153	1,920,000	2,163,811	4,083,811	649,143	33,755,446	4,083,811	4,083,811	4,083,811	78,535	2,085,276	5,561	521,319	0	521,319
2029	1,889,588	$52.00	$98,258,578	1,920,000	1,889,588	3,809,588	566,876	29,477,573	3,809,588	3,809,588	3,809,588	73,261	1,816,327	4,831	454,082	0	454,082
2030	1,650,106	$52.00	$85,805,526	1,920,000	1,650,106	3,570,106	495,032	25,741,658	3,570,106	3,570,106	3,570,106	68,656	1,581,450	4,195	395,363	0	395,363
2031	1,440,966	$52.00	$74,930,211	1,920,000	1,440,966	3,360,966	432,290	22,479,063	3,360,966	3,360,966	3,360,966	64,634	1,376,332	3,641	344,083	0	344,083
2032	1,258,323	$52.00	$65,432,813	1,920,000	1,258,323	3,178,323	377,497	19,629,844	3,178,323	3,178,323	3,178,323	61,122	1,197,202	3,159	299,300	0	299,300
2033	1,098,823	$52.00	$57,138,807	1,920,000	1,098,823	3,018,823	329,647	17,141,642	3,018,823	3,018,823	3,018,823	58,054	1,040,769	2,739	260,192	0	260,192
2034	959,534	$52.00	$49,895,769	1,920,000	959,534	2,879,534	287,860	14,968,731	2,879,534	2,879,534	2,879,534	55,376	904,158	2,373	226,040	0	226,040
2035	668,912	$52.00	$34,783,421	1,440,000	668,912	2,108,912	200,674	10,435,026	2,108,912	2,108,912	2,108,912	40,556	628,356	1,645	157,089	0	157,089
2036	415,129	$52.00	$21,586,716	960,000	415,129	1,375,129	124,539	6,476,015	1,375,129	1,375,129	1,375,129	26,445	388,684	1,015	97,171	0	97,171
2037	193,517	$52.00	$10,062,908	480,000	193,517	673,517	58,055	3,018,873	673,517	673,517	673,517	12,952	180,565	470	45,141	0	45,141
2038	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2039	0	$52.00	$0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Total	213,328,000		$11,093,056,000	$52,800,000	$213,328,000	$266,128,000		3,327,916,800	333,128,000	333,128,000	333,128,000	6,406,308	206,921,692		38,303,459	10,741,572	49,045,030
															25%	20%
															0 to 25000	25001 +

Table 3, Page 3
Mogul Energy International, Inc.
East Wadi Araba Concession
Cash Flow and Net Present Value
Prospect High Estimate

										Undiscounted	Discounted @
Year	Cost Oil STB/yr.	Net Profit Oil STB/yr.	Total Net Oil STB/yr.	Oil Price $/STB	Contractor's Total Revenue (Operating Cash Flow) M$/yr.	Total Operating Costs M$/yr.	Net Operating Income M$/yr.	Total Capital Costs M$/yr.	Contractor Net Cash Flow M$/yr.	Company Net Cash Flow M$/yr.	5% M$	10% M$	15% M$	20% M$
2005	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2006	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2007	267,469	662,733	930,202	$52.00	48,371	3,158	45,212	15,000	30,212	6,042	5,616	5,237	4,900	4,597
2008	427,469	2,082,733	2,510,202	$52.00	130,531	9,478	121,052	8,000	113,052	22,610	20,014	17,817	15,943	14,334
2009	587,469	3,258,436	3,845,905	$52.00	199,987	15,798	184,189	8,000	176,189	35,238	29,706	25,243	21,606	18,615
2010	733,431	4,251,244	4,984,675	$52.00	259,203	21,388	237,815	8,000	229,815	45,963	36,903	29,932	24,506	20,234
2011	560,778	4,592,191	5,152,969	$52.00	267,954	23,160	244,794	0	244,794	48,959	37,436	28,985	22,698	17,961
2012	484,549	4,214,653	4,699,203	$52.00	244,359	21,197	223,162	0	223,162	44,632	32,503	24,021	17,993	13,645
2013	398,878	3,742,051	4,140,929	$52.00	215,328	18,742	196,587	0	196,587	39,317	27,269	19,237	13,783	10,017
2014	318,997	3,328,524	3,647,521	$52.00	189,671	16,588	173,083	0	173,083	34,617	22,865	15,397	10,552	7,349
2015	283,059	2,963,206	3,246,266	$52.00	168,806	14,719	154,087	0	154,087	30,817	19,386	12,461	8,169	5,452
2016	251,877	2,646,398	2,898,275	$52.00	150,710	13,098	137,613	0	137,613	27,523	16,489	10,117	6,344	4,058
2017	224,644	2,369,869	2,594,513	$52.00	134,915	11,681	123,233	0	123,233	24,647	14,063	8,236	4,940	3,028
2018	200,860	2,080,963	2,281,822	$52.00	118,655	10,445	108,210	0	108,210	21,642	11,761	6,575	3,772	2,216
2019	180,088	1,816,122	1,996,210	$52.00	103,803	9,365	94,438	0	94,438	18,888	9,775	5,216	2,863	1,612
2020	161,947	1,584,827	1,746,775	$52.00	90,832	8,421	82,411	0	82,411	16,482	8,124	4,138	2,172	1,172
2021	146,104	1,382,830	1,528,935	$52.00	79,505	7,597	71,907	0	71,907	14,381	6,751	3,283	1,648	852
2022	132,268	1,206,421	1,338,690	$52.00	69,612	6,878	62,734	0	62,734	12,547	5,609	2,603	1,250	620
2023	120,185	1,052,360	1,172,545	$52.00	60,972	6,250	54,723	0	54,723	10,945	4,660	2,065	948	450
2024	109,633	917,817	1,027,449	$52.00	53,427	5,701	47,726	0	47,726	9,545	3,871	1,637	719	327
2025	100,214	797,728	897,941	$52.00	46,693	5,211	41,482	0	41,482	8,296	3,204	1,293	544	237
2026	91,989	692,860	784,849	$52.00	40,812	4,783	36,029	0	36,029	7,206	2,650	1,021	411	172
2027	84,807	601,285	686,092	$52.00	35,677	4,410	31,267	0	31,267	6,253	2,191	806	310	124
2028	78,535	521,319	599,854	$52.00	31,192	4,084	27,109	0	27,109	5,422	1,809	635	234	90
2029	73,261	454,082	527,343	$52.00	27,422	3,810	23,612	0	23,612	4,722	1,500	503	177	65
2030	68,656	395,363	464,018	$52.00	24,129	3,570	20,559	0	20,559	4,112	1,244	398	134	47
2031	64,634	344,083	408,717	$52.00	21,253	3,361	17,892	0	17,892	3,578	1,031	315	101	34
2032	61,122	299,300	360,422	$52.00	18,742	3,178	15,564	0	15,564	3,113	854	249	77	25
2033	58,054	260,192	318,247	$52.00	16,549	3,019	13,530	0	13,530	2,706	707	197	58	18
2034	55,376	226,040	281,415	$52.00	14,634	2,880	11,754	0	11,754	2,351	585	155	44	13
2035	40,556	157,089	197,645	$52.00	10,278	2,109	8,169	0	8,169	1,634	387	98	26	8
2036	26,445	97,171	123,616	$52.00	6,428	1,375	5,053	0	5,053	1,011	228	55	14	4
2037	12,952	45,141	58,094	$52.00	3,021	674	2,347	0	2,347	469	101	23	6	2
2038	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
2039	0	0	0	$52.00	0	0	0	0	0	0	0	0	0	0
Total	6,406,308	49,045,030	55,451,338		2,883,470	266,128	2,617,342	39,000	2,578,342	515,668	329,294	227,951	166,942	127,376
									Company Interest =	20%

Figure 3c

200
100
NPV MM$ @ 15 % DCF
10
20
30
40
50
60
70
80
90
Probability of Success (%)
Capital Exposure,MM$
100

Chapman Petroleum Engineering Ltd.

Figure 3c
(cont'd)

Mogul Energy International Inc.
East Wadi Araba Concession, Egypt
Prospect Analysis
Prospect High Estimate

ECONOMIC PARAMETERS

Net Capital Exposure, M$		2000.0
Probability of success, %		19

TOTAL VALUES

Discount Rate, %	undisc.	5	10	15	20
Unrisked Value, M$	515668.0	329294.0	227957.0	166942.0	127376.0
Risked Value, M$	97392.3	61608.5	42151.7	30436.9	22840.2
Minimum Prob. of Success Req'd, %	0.4	0.6	0.9	1.2	1.5

Figure 3a

200
100
NPV MM$ @ 15 % DCF
10
20
30
40
50
60
70
80
90
Probability of Success (%)
Capital Exposure.MM$
100

Chapman Petroleum Engineering Ltd.

Figure 3a
(cont'd)

Mogul Energy International Inc.
East Wadi Araba Concession, Egypt
Prospect Analysis
Prospect Best Estimate

ECONOMIC PARAMETERS

Net Capital Exposure, M$		2000.0
Probability of success, %		30

TOTALVALUES

Discount Rate, %	undisc.	5	10	15	20
Unrisked Value, M$	396866.0	252561.0	174551.0	127732.0	97414.0
Risked Value, M$	117659.8	74368.3	50965.3	36919.6	27824.2
Minimum Prob. of Success Req'd, %	0.5	0.8	1.1	1.5	2.0

Figure 3b

100
90
80
70
60
50
40
30
20
10
NPV MM$ @ 15 % DCF
Capital Exposure,MM$
10
20
30
40
50
60
70
80
90
Probability of Success (%)
10

Chapman Petroleum Engineering Ltd.

Figure 3b
(cont'd)

Mogul Energy International Inc.
East Wadi Araba Concession, Egypt
Prospect Analysis
Prospect Low Estimate

ECONOMIC PARAMETERS

Net Capital Exposure, M$		2000.0
Probability of success, %		41

TOTAL VALUES

Discount Rate, %	undisc.	5	10	15	20
Unrisked Value, M$	270281.0	178006.0	125133.0	92273.0	70549.0
Risked Value, M$	109090.6	71442.5	49870.3	36463.4	27600.0
Minimum Prob. of Success Req'd, %	0.7	1.1	1.6	2.1	2.8